EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
ProtoSource Corporation

     As independent certified public accountants, we consent to the incorporation by reference in the Registration Statement on Form S-3 of ProtoSource Corporation ("Registration Statement") of our report dated February 18, 1999, which appears on page F-2 of ProtoSource Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998, and to the reference to our firm under the heading "Experts" in the prospectus contained in said Registration Statement.


                                              Angell & Deering



Denver, Colorado
June 9, 1999



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